EX-99.(j)(i)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm and Legal Counsel" and "Disclosure of Portfolio Holdings Policies and Procedures" in the Statement of Additional
Information of AIG Series Trust, which is included in the Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A No. 333-111662).


                                                     ERNST & YOUNG LLP


Houston, Texas
December 21, 2005